United States
                                        Securities and Exchange Commission
                                              Washington, D.C. 20549

                                                    Form 8-K/A

                                                   June 15, 1999
                                                  (March 31, 1999)
                                         (Date of Earliest Event Reported)

                                                 ----------------


                                    INDUSTRIAL RUBBER PRODUCTS, INC.
                        (Exact name of registrant as specified in its charter)

 Minnesota                  333-46643                             41-1550505
(State or other         Commission file                      (I.R.S. Employer
jurisdiction of                  number                   Identification No.)
incorporation or
organization)


                           3804 13th Avenue East
                           Hibbing, MN                        55746
                   (Address of principal executive offices) (Zip Code)

                                                  (218) 263-8831
                          (Registrant's telephone number, including area code)

                                                  Not applicable
                         (Former, name, former address and former fiscal year,
                                         if changed since last report)


Item 7.  Financial Statements and Exhibits.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                           The ITW Irathane Systems (a Division of Illinois
                  Tool Works, Inc.) Statement of Divisional Net Assets as of March 31, 1999 (unaudited), and December 31, 1998 and 1997, and the related Statements of Divisional Operating Profit, Statements of Divisional Comprehensive Income, Statements of Divisional Equity and Statements of Divisional Cash Flows, all for the three months ended March 31, 1999 and 1998 (unaudited) and the years ended December 31, 1998, and 1997, and the report of McGladrey & Pullen, LLC, independent auditor, thereon, together with the notes thereto, are located at pages 3 through 7 of this Report.

        (b) PRO FORMA FINANCIAL INFORMATION.

     The pro forma condensed financial statements (unaudited) as of December 31, 1998 and March 31, 1999 and the notes thereto are located at pages 8 through 12 of this Report.



                                  ITW Irathane Systems
                         (a Division of Illinois Tool Works, Inc.)
                                     FINANCIAL REPORT


     INDEX TO FINANCIAL STATEMENTS
Report of independent auditors                                              3

Statements of Division Net Assets as of December 31, 1997,                  4
         and 1998, and as of March 31, 1999 (unaudited)

Statements of Division Operating Profit for the years ended                 5
         December 31, 1997, and 1998 and the three months ended
         March 31, 1998 and 1999 (unaudited).

Statements of Divisional Comprehensive Income for the years                 5
         ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 (unaudited)

         Statements of Divisional Equity for the years ended                5
         December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 (unaudited)

Statements of Divisional Cash Flows for the years ended                     6
         December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 (unaudited)

Notes to financial statements                                               7

                                          REPORT OF INDEPENDENT AUDITORS



To the Board of Directors
Industrial Rubber Products, Inc.
Hibbing, Minnesota


We have audited the accompanying statements of divisional net assets of ITW Irathane Systems (Division of Illinois Tool Works, Inc.) as of December 31, 1997 and 1998, and the related statements of divisional operating profit, divisional comprehensive income, divisional equity, and divisional cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITW Irathane Systems (Division of Illinois Tool Works, Inc.) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As described in Note 9 to the financial statements, subsequent to year end the Division sold its assets to another company.



                                                    McGLADREY & PULLEN, LLP

Duluth, Minnesota
April 30, 1999

ITW IRATHANE SYSTEMS
(DIVISION OF ILLINOIS TOOL WORKS, INC.)

STATEMENTS OF DIVISIONAL NET ASSETS


                                          December 31,                 March 31,

                                           -------------------------------------
ASSETS                                1997              1998               1999
--------------------------------------------------------------------------------
Current Assets                                                       (Unaudited)
Trade receivables, less allowance for doubtful accounts
1997 $14,000; 1998 $177,200      $ 1,505,261  $      1,152,002 $       1,348,745
Inventories (Note 3)               1,177,982         1,163,099         1,246,248
Prepaid expenses                      21,758            12,291            75,914
                               -------------------------------------------------
Total current assets               2,705,001         2,327,392         2,670,907
                               -------------------------------------------------

Prepaid Pension (Note 4)               1,678             3,488             3,488
                               -------------------------------------------------

Property and Equipment
Land and land improvements           314,483           305,851           307,823
Buildings and improvements         1,772,311         1,781,246         1,782,327
Automotive equipment                 230,997           178,900           175,409
Machinery and equipment            4,823,178         4,842,085         4,888,345
                               -------------------------------------------------
                                   7,140,969         7,108,082         7,153,904
Less accumulated depreciation      5,177,777         5,187,603         5,247,884
                               -------------------------------------------------
                                   1,963,192         1,920,479         1,906,020
                               -------------------------------------------------
                               $   4,669,871  $      4,251,359 $       4,580,415
                               =================================================


LIABILITIES AND NET ASSETS
Current Liabilities
Excess of outstanding checks
  over bank balance            $     155,717  $        333,374 $           9,135
Accounts payable                     422,540           291,380           574,496
Accrued expenses                     357,826           334,021           341,526
                               -------------------------------------------------
Total current liabilities            936,083           958,775           925,157
                               -------------------------------------------------

Commitments and Contingencies (Notes 6 , 7 and 8)

Net Assets
Divisional equity                  7,729,597         8,805,916        9,031,054
Due from parent company           (3,981,072)       (5,465,303)      (5,322,495)
Accumulated other
  comprehensive income               (14,737)          (48,029)         (53,301)
                               -------------------------------------------------
                                   3,733,788         3,292,584        3,655,258
                               -------------------------------------------------
                               $   4,669,871  $      4,251,359 $      4,580,415
                               =================================================

See Notes to Financial Statements.

ITW IRATHANE SYSTEMS
(DIVISION OF ILLINOIS TOOL WORKS, INC.)

STATEMENTS OF DIVISIONAL OPERATING PROFIT



                                                  Three Months Ended
                       Years Ended December 31,   March 31,
                       ------------------------  ------------------------------
                       1997             1998      1998            1999
--------------------------------------------------------------------------------
                                                               (Unaudited)


Net Sales           $11,035,194 $   9,589,584 $  2,542,783 $        2,318,854

Cost of Sales         7,735,066     6,848,288    1,861,699          1,711,343
                   -------------------------------------------------------------
Gross profit          3,300,128     2,741,296      681,084            607,511

Operating Expenses
  (Note 5)            1,586,626     1,645,799      363,374            382,373
                   -------------------------------------------------------------
Operating income      1,713,502     1,095,497      317,710            225,138

Loss on Disposal of Equipment -       (19,178)     -                 -
                   -------------------------------------------------------------
Operating profit   $  1,713,502 $   1,076,319 $    317,710 $          225,138
                   =============================================================


STATEMENTS OF DIVISIONAL COMPREHENSIVE INCOME


                                                  Three Months Ended
                        Years Ended December 31,  March 31,

                        ------------------------  ------------------------------
                          1997             1998            1998            1999
--------------------------------------------------------------------------------
                                                                     (Unaudited)


Operating Profit     $  1,713,502 $    1,076,319 $       317,710 $      225,138
Other Comprehensive
 Income, foreign
 currency translation
 adjustment               (14,266)       (33,292)         11,612         (5,272)
                     -----------------------------------------------------------
Comprehensive income $  1,699,236 $    1,043,027 $       392,322 $      219,866
                     ===========================================================


STATEMENTS OF DIVISIONAL EQUITY

                                                     Three Months Ended
                      Years Ended December 31,       March 31,
                      -----------------------------  ---------------------------
                      1997             1998           1998            1999
--------------------------------------------------------------------------------
                                                                   (Unaudited)


Beginning balance  $   6,016,095 $     7,729,597 $   7,729,597 $      8,805,916

Operating profit       1,713,502       1,076,319       317,710          225,138
                   -------------------------------------------------------------

Ending balance     $   7,729,597 $     8,805,916 $   8,047,307 $      9,031,054
                   =============================================================

See Notes to Financial Statements.

ITW IRATHANE SYSTEMS
(DIVISION OF ILLINOIS TOOL WORKS, INC.)

STATEMENTS OF DIVISIONAL CASH FLOWS

                                                     Three Months Ended
                    Years Ended December 31,          March 31,
                    ------------------------------   ---------------------------
                       1997            1998               1998            1999
--------------------------------------------------------------------------------
                                                                     (Unaudited)

Cash Flows from Operating Activities
Operating profit  $   1,713,502 $   1,076,319 $         317,710 $       225,138

Adjustments to reconcile operating profit to
net cash provided by (used in) operating
activities:
Depreciation          225,247         212,462            63,998          60,281
Provision for bad debts    -          164,533             1,200               -
Loss on disposal of
   equipment               -           19,178                 -               -
Changes in working
  capital components:
(Increase) decrease in
  trade receivables  (194,098)        188,726           (200,482)      (196,743)
(Increase) decrease
  in inventories     (132,830)            14,883          (35,677)      (83,149)
(Increase) decrease
  in prepaid expenses (15,590)             7,657         (210,948)      (63,623)
Increase (decrease)
 in accounts payable
 and accrued expenses (12,558)          (154,965)          28,826       290,621
                    ------------------------------------------------------------
Net cash provided by (used in)
   operating activities
                     1,583,673         1,528,793          (35,373)      232,525
                    ------------------------------------------------------------

Cash Flows from Investing Activities
Purchase of property
  and equipment       (163,710)         (188,927)           (6,996)     (45,822)
                   -------------------------------------------------------------
Net cash used in investing
   activities         (163,710)         (188,927)           (6,996)     (45,822)
                   -------------------------------------------------------------

Cash Flows from Financing Activities
Increase (decrease) in
excess of outstanding
checks over bank balance
                       (371,675)          177,657            39,740    (324,239)
(Increase) decrease
 in due from parent company
                     (1,034,022)       (1,484,231)           (8,983)    142,808
                   -------------------------------------------------------------
Net cash provided by
 (used in)financing
  activities         (1,405,697)       (1,306,574)           30,757    (181,431)
                   -------------------------------------------------------------

(Increase) Decrease in Foreign Currency
Translation Adjustment  (14,266)          (33,292)           11,612      (5,272)
                   -------------------------------------------------------------

Net change in cash         -                 -                 -              -

Cash:
Beginning                  -                 -                 -              -
                   -------------------------------------------------------------
Ending                  $  -              $  -              $  -          $   -

                   =============================================================

Supplemental Disclosures of Cash Flow Information


Cash payments for
 interest                $  -              $  -              $  -         $   -

                   =============================================================

See Notes to Financial Statements.

ITW Irathane Systems
(Division of Illinois Toolworks, Inc.)

Note 1. Nature of Business and Significant Accounting Policies Nature of business: ITW Irathane Systems (the Division) produces liquid urethanes, urethane moldings and rubber and urethane linings for the mineral processing, aggregate, transportation, and power industries to customers located near its manufacturing facilities in Hibbing, Minnesota, Colorado Springs, Colorado, and Sudbury Ontario, Canada. The Division extends credit to its customers, all on an unsecured basis, on terms that it establishes for individual customers.

A summary of the Division's significant accounting policies follows:

     Basis of presentation: ITW Irathane Systems is a division of Illinois Tool Works, Inc., a public entity headquartered in Chicago, Illinois. The accompanying statements of net assets and statements of divisional operating profit, divisional comprehension income, divisional equity, and divisional cash flows have been prepared from the books and records maintained by ITW Irathane Systems. The financial statements may not necessarily be indicative of the results of operations that would have been obtained if the Division had been operated as an independent entity. The statements of divisional operating profit include allocation of corporate services which are material in amount. See Note
5. The financial statements do not include any provision for federal and state income taxes as it is the parent's policy not to allocate income taxes to its Divisions.

     Cash: The Division's cash accounts are maintained by the parent company. The Division records its cash receipts and disbursements in the parent's accounts. Balances are recorded as cash in the accompanying statement of net assets.

     Due from parent company: The amount due from the parent company represents cumulative cash distributions to the parent. This amount is reported as an equity offset in the statements of divisional net assets.

     Inventories: Inventories are stated at the lower of cost or market and consist of raw materials and finished goods. Cost is determined by the first-in, first-out method.

     Property  and  equipment:   Property  and  equipment  is  stated  at  cost.
Depreciation is computed by the straight-line and accelerated methods over the estimated useful lives of the individual assets.

     Revenue recognition: The Division recognizes revenue upon shipment of product. Returns and allowances are recorded in the period the need for such is identified.

     Research and development: Research and development costs are expensed as incurred and amounted to approximately $73,000 and $78,000 for the years ended December 31, 1997 and 1998, respectively.

     Foreign currency: The Division's Canadian assets and liabilities are translated into US. dollars at end-of-period exchange rates. Revenues and expenses are translated at average rates for the period. Translation adjustments are not included in income but are reported as a separate component of divisional equity.

     Comprehensive income: During 1998 the Division adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income (SFAS No.
130). which established standards for reporting and displaying comprehensive income and its components in a separate financial statement. Comprehensive income is defined as the changes in equity during a period from transactions and other events during a period except those resulting from investment by owners and distributions to owners. The adoption of SFAS No. 130 did not have an effect on the Division's financial position or results of operations. The Division's only component of other comprehensive income is foreign currency translation adjustments.

     Disclosures about fair value of financial instruments: The carrying amount of current assets and liabilities approximates fair value because of the short maturity of those instruments.

     Segment information: The Financial Accounting Standards Board issued FASB Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. Statement No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. All of the Division's revenue is attributed to a single reportable segment; therefore, the adoption of Statement No. 131 had no effect on the financial statements.

     Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim financial information: The financial statements at March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 are unaudited but in the management's opinion reflect all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation. The operating results for the interim periods are not necessarily indicative of the operating results to be expected for a full year. The interim financial statements as of and for the year ended March 31, 1999 are before any adjustment related to the sale of substantially all the Division's assets as described in Note 9.

Note 2.    Revenue by Products and Services


The Division's revenue results from the sale of products or services which consist of liquid urethanes, urethane moldings and rubber and urethane linings for the mineral processing, aggregate, transportation, and power industries.

The following table presents net sales from external customers for each of the Company's groups of products and services for the years ended December 31, 1997 and 1998:

                                                      1997               1998
--------------------------------------------------------------------------------
Urethane cast parts                           $    8,053,948 $        7,726,466
Pipe and pipe lining products                      1,380,986            707,595
Coatings                                           1,162,778            816,771
Other                                                437,482            338,752
                                              ----------------------------------
                                              $   11,035,194 $        9,589,584
                                              ==================================
The Division's revenue (based on location of the customer) for the years ended December 31, 1997 and 1998 is as follows:
                                                      1997                1998
--------------------------------------------------------------------------------
United States                                 $    7,128,024 $         6,477,159
Canada                                             2,640,438           2,301,379
Other countries                                    1,266,732             811,046
                                              ----------------------------------
                                              $   11,035,194 $         9,589,584
                                              ==================================

No single customer provided revenue of 10 percent or more of net sales.

The Division's long-lived assets as of December 31, 1997 and 1998 are located as follows:

                                                       1997                1998
--------------------------------------------------------------------------------
United States                                 $    1,682,132 $         1,642,181
Canada                                               281,060             278,298
                                              ----------------------------------
                                              $    1,963,192 $         1,920,479
                                              ==================================

Note 3.    Inventories

Inventories consist of the following as of December 31, 1997 and 1998:

                                                        1997               1998
--------------------------------------------------------------------------------
Raw materials                                 $      738,770 $          835,983
Finished goods                                       555,718            481,060
                                              ----------------------------------
                                                   1,294,488          1,317,043
Less reserve for obsolete inventories                116,506            153,944
                                              ----------------------------------
                                              $    1,177,982 $        1,163,099
                                              ==================================

Note 4.    Retirement Plans

The Division maintains a defined benefit pension plan for its union employees. Information relative to the Division's defined benefit pension plans is presented below:

                                                        1997               1998
--------------------------------------------------------------------------------
Changes in benefit obligations:
Obligations at beginning of year               $     174,230 $          221,569
Service cost                                          11,510             13,583
Interest cost                                         12,196             14,180
Benefits paid                                           (792)           (14,582)
Actuarial losses (gains)                              24,425                -
                                               ---------------------------------
Obligations at end of year                     $     221,569 $          234,750
                                               =================================


                                                        1997               1998
--------------------------------------------------------------------------------
Changes in plan assets:
Fair value of assets at beginning of year      $     149,501 $          189,680
Actual return on assets                               10,184             10,261
Division contributions                                30,787             19,096
Benefits paid                                           (792)           (14,582)
                                                --------------------------------
Fair value of assets at end of year            $     189,680 $          204,455
                                               =================================

Funded status at end of years:
Plan assets in excess of (less than) obligations$    (31,889) $         (30,295)
Unrecognized losses (gains)                          (22,828)           (19,384)
Unrecognized transition obligation                    56,395             53,167
                                               ---------------------------------
Prepaid asset on statements of net assets      $       1,678 $            3,488
                                               =================================

Costs recognized during the years:
Service cost                                   $      11,510 $           13,583
Interest cost                                         12,196             14,180
Expected return on plan assets                       (10,184)           (13,666)
Amortization of transition obligation                    422              3,189
                                                --------------------------------
Total costs recognized in expense               $     13,944 $           17,286
                                                ================================


                                                     1997                1998
--------------------------------------------------------------------------------
Assumptions used in computations:
In computing ending obligations:
Discount rate                                         6.5%                6.5%
Rate of compensation increase                         None                None
In computing expected return on plan assets           7.0%                6.5%

     The Division's parent maintains defined benefit and defined contribution pension plans for nonunion employees and provides postretirement health care benefits. The Division recorded its share of expense for these plans (exclusive of the union defined benefit plan described above) which amounted to approximately $54,700 and $59,700 for the years ended December 31, 1997 and 1998, respectively.




Note 5.                       Related Party Transactions
The Division is allocated certain expenses from its parent. Corporate overhead charges included operating expenses in the statements of income for the years ended  December 31, 1997 and 1998  consist of the  following:
                                             1997                    1998
                                          ------------------------------------
Insurance                                 $ 20,500                $ 20,000
Pension plans and postretirement health care
     benefits                               54,700                  59,700
Professional services                       20,300                  16,500
Management and royalties fees               88,500                  77,000
                                          --------------------------------------
                                          $184,000               $ 173,200
                                          ======================================

Net sales to affiliated companies amounted to $76,932 and $43,932 for the years ended December 31, 1997 and 1998, respectively. Accounts receivable balances from affiliated companies totaled $97,149 and $80,250 as of December 31, 1997 and 1998.

Note 6.    Self-Insurance


The  Division   self-insures  for  certain  insurable  risks consisting
primarily of employee health insurance programs. Amounts charged to income for such losses, including a provision for incurred but not reported claims, were approximately $113,000 and $121,000 for the years ended December 31, 1997 and 1998, respectively.

Note 7.    Leases

The Division leases manufacturing and office facilities in Hibbing, Minnesota under the terms of a three year operating lease expiring December 1999. The Division has an option to extend the lease for an additional 2 years. Lease payments mounted to approximately $9,100 per month at December 31, 1998. The lease provides that the Division pay all utilities, property taxes and insurance

The Division also leases a warehouse and machinery and equipment under short-term operating leases.

Total rent expense amounted to approximately $133,000 in 1997 and $131,000 in 1998.

Note 8.    Litigation


The Division is a defendant in a lawsuit wherein substantial amounts are claimed relating to an employment issue. In the opinion of the Division's outside legal counsel, this lawsuit is without substantial merit and should not result in judgments which in the aggregate would have a material adverse effect on the Division's financial statements.


Note 9.    Subsequent Event


On March 31, 1999, Illinois Tool Works, Inc. entered into an agreement to sell all of the Division's accounts receivable, inventories, property and equipment for approximately $8,000,000.

Unaudited Pro Forma Condensed Financial Statements


     The unaudited pro forma condensed financial statements presented on the following pages are based on the historical financial statements of the Company and reflect the pro forma effects of the acquisition of Sonwil Products, Inc., d/b/a TJ Products, Inc., on January 20, 1999 and the acquisition of ITW Irathane Systems on March 31, 1999.

     The pro forma adjustments have been applied to the historical statement of income of the Company for the year ended December 31, 1998 and three months ended March 31, 1999. The acquisitions will be accounted for using the purchase method of accounting. For purposes of the pro forma statements, the purchase price of $2,259,040 relating to the assets of Sonwil Products, Inc. has been allocated to the acquired net assets based on information currently available with regards to the values of such assets. The cost of property and equipment has been allocated based on a current appraisal. For purposes of the pro forma statements, the net purchase price of $7,547,200 relating to the assets acquired and liabilities assumed of ITW Irathane Systems has been allocated to the acquired net assets and liabilities assumed based on information currently available with regards to the values of such assets and liabilities. An appraisal of the property and equipment of the assets acquired of ITW Irathane Systems has not yet been completed. As such, final adjustments to recorded amounts may differ from the pro forma adjustments presented herein.

The unaudited pro forma statement of income for the year ended December 31, 1998, was prepared as if the acquisition had occurred on January 1, 1998. Interim unaudited pro forma condensed statement of income for the three months ended March 31, 1999 is also provided.

These pro forma financial statements are not necessarily indicative of the financial position or results of operations that might have occurred had the acquisitions taken place at the beginning of the period or as of December 31, 1998 or March 31, 1999, or to project the Company's financial position or results of operations at any future date or for any future period. The pro forma statements should be read in connection with the notes thereto.

Sonwil Products, Inc. which was acquired on January 20, 1999 was previously reported on Form 8-K and Form 8-K/A on February 4, 1999 and April 2, 1999, respectively, and is included as part of the pro forma financial statements included herein. INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA STATEMENT OF INCOME
Year Ended December 31, 1998

      Industrial
      Rubber         Sonwil         ITW Irathane        Purchase
      Products, Inc. Products, Inc. Systems             Price
      Historical     Historical     Historical          Adjustments   Pro Forma
--------------------------------------------------------------------------------
Sales $ 9,981,268 $  2,929,162 $     9,589,584 $        -         $  22,500,014

Cost of
 Sales  7,784,754    2,523,852       6,848,288          304,389 (1)  17,461,283
       -------------------------------------------------------------------------
Gross
 profit 2,196,514      405,310       2,741,296         (304,389)      5,038,731

                                                         27,635 (2)
Operating
 Expenses
         2,552,434      575,065      1,645,799           30,000 (3)   4,830,933
       -------------------------------------------------------------------------
Operating
 income
 (loss)   (355,920)    (169,755)     1,095,497         (362,024)        207,798
       ------------------------------------------------------------------------
Non-operating Income (Expense)

Interest
 and other
 income    245,713        7,052        (19,178)         (90,052) (5a)   143,535
Interest
 expense  (138,247)     (67,670)       -                 67,670  (4)
                                                        (73,620) (5b)
                                                       (584,908) (5c)  (796,755)
        ------------------------------------------------------------------------
         107,466        (60,618)       (19,178)        (680,910)       (653,240)
        ------------------------------------------------------------------------
Income (loss) before
 income taxes
        (248,454)       (230,373)    1,076,319       (1,042,934)       (445,442)

                                                        (80,000) (6a)
                                                        432,000  (6a)
Federal and
 State Income
 Taxes  (337,000)             -           -            (417,000) (6b)  (402,000)
        ------------------------------------------------------------------------
Net income
(loss)  $ 88,546      $ (230,373) $  1,076,319 $       (977,934)  $     (43,442)
        ========================================================================


Unaudited Pro Forma Information

Income (loss)
 before income
 taxes $(248,454) $     (230,373) $  1,076,319 $     (1,042,934)  $    (445,442)
Provision
 for income
 taxes   (80,000)        (80,000)      432,000         (417,000)       (145,000)
        ------------------------------------------------------------------------
Net income
 (loss)$(168,454)     $ (150,373) $    644,319  $      (625,934)    $  (300,442)
         ======================================================================
Basic Loss
Per Share $ (0.04)                                                  $     (0.08)
          ========                                                  ============
Diluted
Loss Per
Share     $ (0.04)                                                  $     (0.08)
          ========                                                  ============
Weighted Average Shares
 Outstanding
         3,803,651                                                    3,803,651
         =========                                                   ==========
See Notes to Unaudited Pro Forma Statements of Income.

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO  FORMA STATEMENTS OF INCOME
Year Ended December 31, 1998
                                          Sonwil         ITW Irathane
                                          Products, Inc. Systems          Total

Adjustments were made as follows:

(1) Eliminate depreciation applicable to
    historical operations                 $ (190,026)    $(212,462)  $ (402,488)
Add:
Building depreciated over 30 to 39 years           -        52,646            -
Machinery and equipment depreciated over
 8 to 10 years                               270,568       368,704      639,272
Office furniture and equipment depreciated
 over 7 years                                 16,534         5,993       22,527
Automotive equipment depreciated over
 5 to 6 years                                 32,120        11,858       43,978
Leasehold improvements depreciated
 over 10 years                                 1,100             -        1,100
                                          -------------------------------------
                                             320,322       386,555      706,877
                                          -------------------------------------
Net increase in depreciation               $ 130,296     $ 174,093    $ 304,389
                                          =====================================
(2) Record amortization of intangible
 of $414,525 over 15 years                  $ 27,635 $   -        $      27,635
                                          ======================================
(3) Record payment of five year
 noncompete agreement with previous
 owner at $30,000 per year                  $ 30,000 $   -             $ 30,000
                                          =====================================
(4) Eliminate interest expense
 applicable to historical operations        $ 67,670 $   -         $     67,670
                                          =====================================
(5) Record interest expense and
 reduction of interest income
 on proceeds used for purchase
(a) Record reduction on interest income
 on cash used in financing purchase
 price of acquisition                       $ 90,052 $   -             $ 90,052
                                           =====================================
(b) Record interest expense on amount
 financed for purchase to date proceeds
 from IPO received                          $ 73,620 $   -             $ 73,620
                                           ====================================
(c) Record interest expense on
 short-term borrowings to finance purchase $     -   $ 584,908  $       584,908
                                           ====================================
(6) Adjust income taxes
(a) Record income taxes for the year ended
     Pretax income (loss)                  $(230,373)$1,076,319  $      845,946
                                                                 ==============
     Tax expense (benefit)                   (80,000)   432,000         352,000
                                           ====================================
(b) Adjustment income taxes on the Company
      Pretax loss as adjusted             $ (283,933) $(759,001) $   (1,042,934)
                                                                 ===============
Tax benefit                                                      $     (417,000)
                                                                 ===============

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA STATEMENT OF INCOME
Three Months Ended March 31, 1999

                     Industrial
                     Rubber
                     Products, Inc.  ITW Irathane     Purchase
                     & Subsidiary    Systems          Price
                     Historical      Historical       Adjustments     Pro Forma
--------------------------------------------------------------------------------
Sales              $ 1,631,671 $     2,318,854 $       -              3,950,525

Cost of Sales        1,490,967       1,711,343        43,000  (1)     3,245,310
                   ------------------------------------------------------------
Gross profit           140,704         607,511       (43,000)           705,215

 Operating Expenses    530,542         382,373         -                912,915
                   ------------------------------------------------------------
Operating income
   (loss)             (389,838)        225,138       (43,000)          (207,700)
                   ------------------------------------------------------------
Nonoperating Income
 (Expense)
Interest and
  other income          23,214             -             -               23,214
Interest expense       (10,730)            -        (146,227) (2)      (156,957)
                   ------------------------------------------------------------
                        12,484             -        (146,227)          (133,743)
                   -------------------------------------------------------------
Income (loss)
 before income taxes  (377,354)        225,138      (189,227)          (341,443)


                                                      71,000  (3a)
Federal and State
 Income Taxes         (150,988)              -       (57,000) (3b)     (136,988)
                   -------------------------------------------------------------
Net income (loss) $ (226,366)        $ 225,138  $   (203,277)      $   (204,455)
                  ==============================================================
Basic Loss Per
   Share             $ (0.05)                                      $      (0.05)
                  ===========                                       ============
Diluted Loss Per
   Share             $ (0.05)                                      $      (0.05)
                  ===========                                     =============
Weighted Average Shares
Outstanding         4,185,200                                          4,185,200
                  ===========                                      =============
See Notes to Unaudited Pro Forma Statements of Income.

INDUSTRIAL RUBBER PRODUCTS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO  FORMA STATEMENT OF INCOME
Three Months Ended March 31, 1999
                                                                         Amount
--------------------------------------------------------------------------------
 Adjustments were made as follows:

(1) Estimated additional depreciation                                 $   43,000
                                                                      ==========

(2) Record interest expense on short-term borrowings
    to finance purchase                                               $  146,227
                                                                      ==========
(3) Adjust income taxes:
 (a) Record subsidiary income taxes for the period ended
     Pretax income                                                    $  225,138
     Tax expense                                                          71,000
                                                                      ==========
 (b) Income tax effect on purchase price adjustments
     Additional expenses                                              $(189,227)
     Tax benefit                                                        (57,000)
                                                                      ==========

 (c)  EXHIBITS

                   None.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                INDUSTRIAL RUBBER PRODUCTS, INC.
                                (Registrant)

Date: June 15, 1999             /s/ John M. Kokotovich
                                --------------------------------
                                John M. Kokotovich
                                Chief Financial Officer